SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ____________________


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) October 28, 2003




                          NATIONAL R.V. HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                     0-22268                           33-0371079
------------------------------------------------    --------------------------------    -------------------------------
         (State or other jurisdiction                    (Commission File No.)                 (I.R.S. Employer
               of incorporation)                                                             Identification No.)




                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (909) 943-6007

Item 12.  Results Of Operations And Financial Condition

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated October 28, 2003, reporting the Company's financial results for the fiscal quarter ended September 30, 2003. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                           NATIONAL R.V. HOLDINGS, INC.



                                           By:     ___/s/ Mark D. Andersen_____
                                                         Mark D. Andersen
                                                      Chief Financial Officer



Date:  October 28, 2003

                                                                 EXHIBIT 99.1

For immediate release:                         Contact:
October 28, 2003           Carol Taylor Clay, Public/Investor Relations Director
                                        or Mark Andersen, CFO
                                      National RV Holdings, Inc.
                                            541.998.3720
                            ctc@countrycoach.com or manders@countrycoach.com



                  National R.V. Holdings Reports Third Quarter Results

Perris, Calif. -- October 28, 2003/PR Newswire - First Call/ -- For the third quarter ended September 30, 2003, National R.V. Holdings, Inc. (NYSE: NVH) today reported a net loss of $0.3 million, or $0.03 per share, compared with a net loss of $9.8 million, or $1.00 per share, last year, which included a charge of $6.1 million, or $0.62 per share for the complete impairment of the Company's goodwill. Net sales for the quarter were $91.3 million, up 26% from $72.4 million last year.

A net loss for the nine months was $7.1 million, or $0.72 per share, compared with a net loss of $14.5 million, or $1.49 per share last year, including the aforementioned goodwill impairment charge. Net sales for the nine months were $242.9 million, up 2% from $239.2 million last year.

"We are pleased with our increase in sales for the quarter," said Brad Albrechtsen, National R.V. Holding's president and CEO. "We are seeing the impact of our new product launches, including our National RV Tropi-Cal diesel unit and our Country Coach Inspire diesel unit. We are also currently seeing demand in excess of our production rates on many of our products and are working toward increasing production, particularly at our Perris facility," continued Albrechtsen. "We know from experience the costs associated with attempting to increase production too quickly and are taking a more measured and deliberate approach to meeting the demand.

"We are fast approaching profitability," stated Albrechtsen," thanks to increasing demand and continued cost cutting efforts. The fourth quarter is historically seasonally slower with added margin pressure due to holiday shut-downs, so we are not anticipating significant improvement in Q4 compared to Q3, but so far demand remains strong."

The Company reported that its gross profit margin percentage improvement was achieved primarily through higher production volumes, reduced warranty costs and reduced discounting. Pricing pressure that existed in the highline segment seems to have lessened as industry-wide excess inventories have diminished.

Revenues in the quarter for the National RV division were $48.1 million, up 15% from $42.0 last year. Revenues in the quarter for the Country Coach division were $42.0 million, up 34% from $31.3 million last year. National RV revenues for the nine months were $149.9 million, up 4% from $144.2 million last year. Country Coach revenues for the nine months were $91.2 million, down 2% from $93.4 million last year.

Third quarter wholesale unit shipments of diesel motorhomes were 297, up 41% from 211 units last year. Quarterly shipments of gas motorhomes were 321, up 38% from 232 units last year. Quarterly shipments of towable products were 355, down 7% from 383 units last year.

Wholesale unit shipments of diesel motorhomes for the nine months were 752, down 2% from 765 units last year. Shipments of gas motorhomes for the nine months were 946, up 26% from 752 units last year. Year-to-date shipments of towable products were 1,220, down 4% from 1,266 units last year.

Quarterly selling, general and administrative expenses were $4.8 million, down 17% from $5.8 million last year. As a percentage of sales, quarterly SG&A expenses were 5.2% versus 8.0% last year. SG&A expenses for the nine months were $14.9 million, down 13% from $17.2 million last year. As a percentage of sales, year-to-date SG&A expenses were 6.2% versus 7.2% last year.

The Company reported that cash decreased by approximately $3.6 million during the third quarter, due primarily to a $10.4 million increase in accounts receivable partially offset by a decrease of $1.3 million in inventory, a $0.5 million increase in accounts payable, a $1.4 million increase in book overdraft, $3.2 million of net advances against the line-of-credit and $0.5 million of proceeds for issuance of common stock from the exercise of stock options.

"Total inventory dropped by $1.3 million during the quarter, coming mainly from reductions in finished goods and work-in-process, offset by increases in raw materials and chassis. We saw the expected improvements in work-in-process at our Country Coach division and continued improvement in finished goods at our National RV division," said Chief Financial Officer Mark Andersen. "Production increases at National RV led to increases in raw materials and work-in-process inventory that limited our effort to reduce total inventory during the quarter. Our best opportunity for further reductions in the fourth quarter is from finished goods at Country Coach."

National R.V. Holdings will host a live webcast to review third quarter results today, October 28, 2003, at 2 p.m. Eastern. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

National R.V. Holdings, Inc. is a leading manufacturer of Class A motorhomes and travel trailers. From its Junction City facility, the Company designs, manufactures and markets Country Coach high-end (Highline) Class A diesel motorhomes under brand names including Inspire, Allure, Intrigue, Magna, Affinity and Lexa, and bus conversions under the Country Coach Prevost brand. From its Perris, California facility, the Company designs, manufactures and markets National RV Class A gas and diesel motorhomes under brand names including Sea Breeze, Dolphin, Tropi-Cal, Tradewinds and Islander, and travel trailers under brand names including Surf Side Lite, Splash, Rage'n, Blaze'n, Sea Breeze and Palisades.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; the Company's dependence on chassis suppliers; potential liabilities under repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.

                                NATIONAL R.V. HOLDINGS, INC.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                          (In thousands, except per share amounts)
                                        (Unaudited)

                                                Three Months               Nine Months
                                            Ended September 30,        Ended September 30,
                                              2003        2002          2003         2002
Net sales                                     $91,314     $72,417      $242,886     $239,204
Cost of goods sold                             86,942      72,461       238,927      235,639
                                           -----------  -----------  ----------    ---------
     Gross profit (loss)                        4,372         (44)        3,959        3,565
Selling expenses                                3,101       4,126         9,186       10,953
General and administrative expenses             1,683       1,673         5,760        6,242
Impairment of Goodwill                              -       6,126             -        6,126
                                           -----------  -----------   ----------  -----------
     Operating loss                              (412)    (11,969)      (10,987)     (19,756)
Interest expense                                   85          51           309          142
Other income                                       (2)        (45)           (6)        (444)
                                           -----------  ----------   -----------  -----------
     Loss before income taxes                    (495)    (11,975)      (11,290)     (19,454)
Benefit for income taxes                         (191)     (2,164)       (4,189)      (4,931)
                                           -----------  ----------   -----------  -----------
     Net loss                                   $(304)    $(9,811)     $ (7,101)    $(14,523)
                                           ===========  ==========   ===========  ===========
Loss per common share:
     Basic                                    $ (0.03)    $ (1.00)       $(0.72)      $(1.49)
     Diluted                                  $ (0.03)    $ (1.00)       $(0.72)      $(1.49)

Weighted average number of shares
     Basic                                      9,835       9,825         9,833        9,774
     Diluted                                    9,835       9,825         9,833        9,774


                                   NATIONAL R.V. HOLDINGS, INC.
                                   CONSOLIDATED BALANCE SHEETS
                               (In thousands, except share amounts)


                                                                September 30,      December 31,
                                                                   2003                2002
                                                               (Unaudited)

                           ASSETS
Current assets:
      Cash and cash equivalents                                         $ 11                  $ 14
      Trade receivables, less allowance for doubtful
      accounts ($308 and $276,
      respectively)
                                                                      21,404                 9,829
      Inventories                                                     63,910                72,532
      Deferred income taxes                                            6,152                 6,005
      Income taxes receivable                                              -                 7,015
      Prepaid expenses                                                 1,506                 2,134
                                                              --------------    ------------------
        Total current assets                                          92,983                97,529
Property, plant and equipment, net                                    41,461                43,230
Long-term deferred income taxes                                        4,107                   367
Other                                                                  1,190                 1,013
                                                              --------------    ------------------
                                                                    $139,741             $ 142,139
                                                              ===============    ==================

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Line of credit                                                  $3,216               $ 4,943
      Book overdraft                                                   1,442                   943
      Current portion of long-term debt                                   22                    22
      Accounts payable                                                19,739                13,483
      Accrued expenses                                                20,496                22,291
                                                              --------------    ------------------
        Total current liabilities                                     44,915                41,682
Long-term accrued expenses                                             7,242                 6,273
Long-term debt                                                             2                    19
                                                              --------------    ------------------
Total liabilities                                                     52,159                47,974
                                                              --------------    ------------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock - $.01 par value;
  5,000 shares authorized, 4,000 issued
  and outstanding                                                   -                        -
  Common stock - $.01 par value;
  25,000,000 shares authorized, 9,986,100 and
  9,832,161 issued and outstanding, respectively                         100                    98
Additional paid-in capital                                            34,817                34,302
Retained earnings                                                     52,665                59,765
                                                              ---------------    ------------------
      Total stockholders' equity                                      87,582                94,165
                                                              ---------------    ------------------
                                                                    $139,741             $ 142,139
                                                              ===============    ==================





                                           NATIONAL R.V. HOLDINGS, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (In thousands)
                                                   (Unaudited)
                                                                                                Nine Months
                                                                                            Ended September 30,
                                                                                           2003             2002
 Cash flows from operating activities:
      Net loss                                                                           $(7,101)         $(14,523)
      Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation                                                                       2,959             2,847
      Impairment of goodwill                                                                                 6,126
        Loss (gain) on asset disposal                                                          3              (359)
        Changes in assets and liabilities:
          (Increase) decrease in trade receivables                                       (11,575)            2,525
          Decrease in inventories                                                          8,622             8,008
          Decrease in income taxes receivable                                              7,015             1,990
          Decrease (increase) in prepaid expenses                                            628            (1,445)
          Increase in book overdraft                                                         499             3,569
          Increase (decrease) in accounts payable                                          6,256           (10,044)
          (Decrease) increase in accrued expenses                                           (826)            2,861
          Increase in deferred income taxes                                               (3,887)             (459)
                                                                                    -------------  ----------------
        Net cash provided by operating activities                                          2,593             1,096
                                                                                   --------------  ----------------

 Cash flows from investing activities:
      (Increase) decrease in other assets                                                   (177)              216
      Proceeds from sale of assets                                                             3             2,424
      Purchases of property, plant and equipment                                          (1,196)           (4,069)
                                                                                    -------------  ----------------
        Net cash used in investing activities                                             (1,370)           (1,429)
                                                                                    -------------  ----------------

 Cash flows from financing activities:
      Net (payments on) advances under line of credit                                     (1,727)            1,114
      Principal payments on long-term debt                                                   (17)              (16)
      Proceeds from issuance of common stock                                                 518             1,170
                                                                                    -------------  ----------------
        Net cash (used in) provided by financing activities                               (1,226)            2,268
                                                                                    -------------  ----------------
                                                                                    -------------  ----------------

 Net (decrease) increase in cash                                                              (3)            1,935
 Cash, beginning of period                                                                    14                22
                                                                                    -------------  ----------------
 Cash, end of period                                                                          11             1,957
                                                                                   ==============  ================


Please direct questions to investors@nrvh.com


                                     # # #



                           National RV Holdings, Inc.

135 East First Avenue Junction City, Oregon 97448 541.998.3720 p 541.998.9275 f www.nrvh.com